                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                               September 27, 2001
                   Date of Report (Date of earliest reported)

                                PHON-NET.COM INC.
             (Exact name of registrant as specified in its chapter)

         FLORIDA                     333-01950                     98-0198225
(State or other jurisdiction        (Commission                (IRS Employer
         of incorporation)          File Number)              Identification No.)

750 West Pender Street, Suite 600, Vancouver British Columbia        V6C 2C7
(Address of principal executive offices)                           (Postal Code)

        Registrant's telephone number, including area code (604) 437-3787

                                       N/A
                           (Former Name of Registrant)

ITEM 1. Change in Control of Registrant.

     (a)  Pursuant to a Separation Agreement between Brian Collins and
Phon-Net.com Inc., Brian Collins will resign his position as President and Chief
Executive Officer of Phon-Net.com Inc.

     (b)  Pursuant to an employment Agreement between Phon-Net.com and Todd
Violette, Mr. Violette has assumed a seat on our Board of Directors and has assumed the position of Chief Operating Officer of the company. Mr. Violette shall receive 6,000,000 class B super voting right shares as incentive. Each
Class B share shall receive 10 votes per share and have no cash value. Each of the class B shares may not be sold or transferred as outlined in the employment agreement.

     (c) Pursuant to a Consulting Agreement between Phon-Net.com Inc. (the
"Partner") a Florida Company and Cormax Business Solutions Ltd.,(the "Channel")
an Alberta Company, the partner hereby retains the Channel to act as its partner to assist it in developing a comprehensive corporate sales plan, restructuring the products offered, assist in recruiting a new management team and such other related services as the Channel deems necessary to provide the partner.

The foregoing is not a complete description of the terms of the Agreement of the
Share Purchase Agreement, Separation Agreement, Employment Contract and the
Consulting Agreement, copies of the agreements are attached as exhibits to this form 8-k.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Phon-Net.com, Inc.
                                                           (Registrant)

                                                    Todd A. Violette
                                                           (Signature)
Date
  September 27, 2001

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statement of the acquired business

It is impractical to provide the required audited financial statements and pro forma financial information at the time of the filing of this report. The required financial information will be filed within the time prescribed by Rule
S-X.

(b) Not Applicable

(c) EXHIBITS

         Exhibit            Description

         2.1                Seperation Agreement Dated September 7, 2001 between
                               Brian Collins and Phon-Net.com Inc.

         2.2                Employment Agreement Dated September 7, 2001 between
                               Phon-Net.com Inc. and Todd Violette.

         2.3                Marketing Channel Agreement Dated September 7, 2001
                               Between Phon-Net.com Inc., and Cormax Business
                               Solutions Ltd.